Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement on Form S-8 (No.333-274789) of Veralto Corporation and
(2)Registration Statement on Form S-3 (No.333-282816) of Veralto Corporation,
of our reports dated February 20, 2026, with respect to the consolidated financial statements and schedule of Veralto Corporation and the effectiveness of internal control over financial reporting of Veralto Corporation included in this Annual Report (Form 10-K) of Veralto Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 20, 2026